Centurion Gold Holdings Incorporated ("CGHI") Board of Directors, Ashurst

Attention; Arthur Johnson Esq.

Michael Robins Esq.

23 September 2006

CONTRACT BETWEEN CARBON INVESTMENTS LIMITED ("CARBON") AND CGHI

We wish to confirm that Carbon accepts the cancellation of the agreement dated 28th October 2005 wherein Carbon and CGHI entered into joint venture arrangement.

We also wish to confirm that Carbon, its Director, shareholders (past and present) have no objection to the listing of Arrik as currently contemplated.

Carbon it's Director, shareholders (past and present) have had no intention of litigating against CGHI, in the past or in the future, nor does it have any claim against CGHI. CGHI indemnifies Carbon, its directors ,shareholders (past and present) in respect of any claim arising out of the JV agreement or the listing of Arrik on AIM.

Carbon it's Director, shareholders (past and present) have had no intention of litigating against Arrik Energy in the past or in the future, nor does it have any claim against Arrik.

On behalf of Carbon

Full name
Irving Aronson: Duly Authorized
Sole Director

Contact number 07949783280